Exhibit 99.1

OMNIQ and Bridge Bank enter into a banking relationship. A milestone in creating a stronger balance sheet.

●	Includes the receipt of $8.5M lending facility which its proceeds to be used to refinance a current credit line and repayment of a note.

●	New credit line has better terms and substantially lower interest rate.

●	No equity ingredient.

SALT LAKE CITY — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced its new banking agreement which includes the closing of a new lending facility with Bridge Bank.

Deal highlights:

-	Borrowing capacity increases by 40% to $8.5M

-	Effective terms and interest rate significantly lower than previous facility

The asset based lending facility will see OMNIQ’s interest rates expense cut by about 40% effective interest rate compared to its previous lender.

Bridge Bank was founded in Silicon Valley in 2001, and provides a full suite of professional banking services, including asset-based lending.

ThinkEquity, acted as placement agent for this debt financing.

Shai Lustgarten, CEO of OMNIQ commented on the deal: “We’re delighted to start a relationship with a major commercial Banking partner. This is yet another step in OMNIQ’s continued growth and progress. This new lending facility will allow us to utilize more funds at lower interest rates which will improve cashflows and reduce interest expenses.” Niv Nissenson, CFO of OMNIQ added: “This is a show of confidence from a major financial institution. We’re looking forward to deepening the relationship with Bridge Bank”.

“Bridge Bank is pleased to work with OMNIQ to provide an asset-based lending solution that aligns with their growth goals,” said Raelene Sagapolu, vice president in Bridge Bank’s Capital Finance Group. “We look forward to providing them with our relationship-driven expertise.”

About Bridge Bank

Bridge Bank, a division of Western Alliance Bank, Member FDIC, helps business clients realize their ambitions. Founded in 2001 in Silicon Valley, Bridge Bank offers a better way to bank for small to mid-market businesses across many industries, as well as emerging technology companies and the private equity community. Geared to serving both venture-backed and non-venture-backed companies, Bridge Bank delivers a broad scope of financial solutions, including startup banking, capital, equipment and working capital credit facilities, venture debt, treasury management, asset-based lending, SBA and commercial real estate loans and a full line of international products and services. Based in San Jose, Bridge Bank has 15 offices in major markets across the country, along with Western Alliance Bank’s powerful array of specialized financial services. Western Alliance Bank is the primary subsidiary of Phoenix-based Western Alliance Bancorporation, with more than $50 billion in assets. Western Alliance is again #1 best-performing of the 50 largest public U.S. banks in the S&P Global Market Intelligence listing for 2020 and ranks high on the Forbes “Best Banks in America” list year after year. For more information, visit Bridge Bank online.

About omniQ Corp.

omniQ Corp. (NASDAQ: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com .

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Koko Kimball
(385)-758-9241
kkimball@omniq.com